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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY
                              AS OF AUGUST 31, 1998

                                                  JURISDICTION OF    PERCENTAGE
        NAME OF SUBSIDIARY                        INCORPORATION        OWNED
        ------------------                        ---------------    ----------
AHT, Inc.                                         Pennsylvania          100
CMC (Australia) Pty., Limited                     Australia             100
CMC Comercio de Metias, Ltda                      Brazil                100
CMC Concrete Accessories, Inc.                    Texas                 100
CMC Fareast Limited                               Hong Kong             100
CMC International (S.E. Asia) Pte., Limited       Singapore             100
CMC Oil Company                                   Texas                 100
CMC Steel Holding Company                         Delaware              100
CMC Steel Fabricators, Inc.                       Texas                 100
CMC Steel IPH Company                             Delaware              100
CMC Trading A.G                                   Switzerland           100
CMC Trinec GmbH                                   Germany                50
CMC (UK) Limited                                  England               100
Cometals China, Inc.                              Texas                 100
Cometals Far East, Inc.                           Texas                 100
Commercial Metals - Austin Inc.                   Texas                 100
Commercial Metals Deutschland GmbH                Germany               100
Commercial Metals (International) AG              Switzerland           100
Commercial Metals Overseas Export (FSC) Corp.     US Virgin Islands     100
Commercial Metals Railroad Salvage Company        Texas                 100
Commercial Metals SF/JV Company                   Tennessee             100
Daltrading Limited                                Switzerland           100
Howell Metal Company                              Virginia              100
Mini-Mill Consultants, Inc.                       Texas                 100
Owen Electric Steel Company of South Carolina     South Carolina        100
Owen Industrial Products, Inc.                    South Carolina        100
Owen Joist Corporation                            South Carolina        100
Owen Joist of Florida, Inc.                       Florida               100
Owen of Georgia, Inc.                             Georgia               100
Owen Steel Company of Florida                     Florida               100
Owen Steel Company of N.C., Inc.                  North Carolina        100
Owen Supply Company, Inc.                         South Carolina        100
Pyrosteel Limited, Sydney                         Australia              50
Regency Advertising Agency, Inc.                  Texas                 100
SMI-Owen Steel Company, Inc.                      South Carolina        100
SMI Rebar Coating JV, Inc.                        North Carolina        100
SMI Steel Inc.                                    Alabama               100
Structural Metals, Inc.                           Texas                 100
Zenith Finance and Construction Company           Texas                 100